Exhibit 10.5

March 27, 2023

Holder of Warrants to Purchase American Depositary Shares issued on November 30, 2022.

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the offering on Form F-1 (File No. 333-270808) on or about the date hereof (the “Offering”) by TC BioPharm (Holdings) plc (the “Company”) American depositary shares, representing ordinary shares, par value $0.0001 per share (the “ADSs”), and/or other securities of the Company (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of the Securities in the Offering (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Offering, the Existing Warrants (as defined below), by reducing the Exercise Price (as defined therein) of the Existing Warrants to $1.75 per ADS (the “Warrant Amendment”). The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

“Existing Warrants” means, collectively, the following existing warrants held by the Holder:

1.	the existing Series A warrants to purchase up to 1,400,000 ADSs of the Company at an exercise price of $5.00 per ADS issued on November 30, 2022; and
2.	the existing Series B warrants to purchase up to 1,400,000 ADSs of the Company at an exercise price of $5.00 per ADS issued on November 30, 2022.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein. In addition, the Company shall file a prospectus supplement to the applicable registration statement in connection with the amendments hereunder on the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TC BIOPHARM (HOLDINGS) PLC

By:
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[Signature Page to TCBP Warrant Amendment Agreement]